UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

GENIE ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Following the previously disclosed changes made in the management roles for Genie Retail Energy, Inc. (GRE), a subsidiary of Genie Energy Ltd. (the “Registrant”), on May 5, 2015, the Compensation Committee of the Board of Directors of the Registrant approved the following equity grants to Named Executive Officers of the Registrant: (i) Howard Jonas, the Registrant’s Chairman and Chief Executive Officer and a Director of GRE: deferred stock units representing 58 shares of common stock of GRE (approximately 2.8% of the outstanding equity interests in GRE); (ii) Avi Goldin the Registrant’s Chief Financial Officer and Executive Vice President – Finance of GRE: deferred stock units representing 3.8 shares of common stock of GRE (approximately 0.2% of the outstanding equity interests in GRE); and (iii) Michael Stein, the Registrant’s Executive Vice President and Chief Executive Officer and a Director of GRE: deferred stock units representing 5.8 shares of common stock of GRE (approximately 0.3% of the outstanding equity interests in GRE). The shares will be granted on or about July 23, 2015, and shall vest in equal amounts on the first, second and third anniversaries of the date of grant.

If there is no trading market for the GRE’s shares at the time of vesting, instead of issuing shares of GRE, the Registrant’s management, at its own discretion, can choose to either issue shares of the Registrant’s Class B common stock with a value equal to the value of the shares vesting on that date, or pay that value in cash.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Registrant’s Annual Meeting of Stockholders was held on May 5, 2015 (the “Meeting”). Stockholders voted on the matters set forth below.

(b) (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Registrant.

Elect Directors

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
James A. Courter	6,020,605	231,814	3,239
Howard S. Jonas	6,021,904	232,664	1,090
W. Wesley Perry	6,168,814	84,221	2,623
Alan B. Rosenthal	6,169,013	84,253	2,392
Allan Sass	6,238,337	15,160	2,161

There were 702,944 broker non-votes for this item.

Approve Amendment and Restatement to the Registrant’s 2011 Stock Option and Incentive Plan

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the amendment and restatement to the Registrant’s 2011 Stock Option and Incentive Plan that will increase the number of shares of the Registrant’s Class B Common Stock available for the grant of awards thereunder by an additional 180,000 shares.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

6,255,405	25,751	4,502

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There were 702,944 broker non-votes for this item.

Approve amended compensation arrangement with Howard S. Jonas, the Registrant’s Chairman and Chief Executive Officer

(3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with an amended compensation arrangement with Howard S. Jonas, the Registrant’s Chairman and Chief Executive Officer, providing for Mr. Jonas’ purchase of 3,600,000 shares of the Registrant’s Class B Common Stock from the Registrant.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

5,978,795	268,504	8,359

There were 702,944 broker non-votes for this item.

Advisory Vote on Executive Compensation

(4) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with an advisory vote on the compensation of the “Named Executive Officers” identified in the 2014 Summary Compensation Table in the “Executive Compensation” section of the Company’s 2014 Proxy Statement.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

6,053,382	196,384	5,892

There were 702,944 broker non-votes for this item.

Ratification of the appointment of BDO USA, LLP

(5) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2015.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

6,904,650	38,603	15,349

There were no broker non-votes for this item.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard Jonas
Name: Howard Jonas
Title: Chief Executive Officer

Dated: May 8, 2015

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